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                                                                  Exhibit 10.13


NORTH CAROLINA
                                                                 LEASE AGREEMENT
DAVIDSON COUNTY


      THIS LEASE AGREEMENT, made and entered into as of this 3rd day of May, 1994, by and between JOHN G. B. ELLISON, JR., a resident of Guilford County, North Carolina ("Landlord") and VES, INC., a Delaware corporation d/b/a VES EXTRUSIONS, INC. in North Carolina ("Tenant").

                               W I T N E S S E T H:

      Landlord owns a 26+ acre tract in the Welcome Business Center, Davidson County, North Carolina more particularly shown on that plat recorded in Plat Book 24, Page 30 (the "Development Site"). Landlord wishes to lease to Tenant a portion of the Development Site on which Landlord is constructing an approximately 33,750 square foot building, parking area and related amenities. That portion of the Development Site being leased to Tenant is outlined in red on Exhibit "A" attached hereto and incorporated herein by reference (the "Premises").

      In consideration of the rents, covenants and agreements hereinafter reserved and contained on the part of Tenant to be performed, the Landlord hereby grants, demises and leases to the Tenant, and the Tenant hereby takes and hires from the Landlord, the Premises, together with the appurtenances, rights, interests, easements and privileges in any way pertaining thereto.

      This Lease is made upon the following terms and conditions:


                                   ARTICLE I

                                      TERM

      SECTION 1.01. COMMENCEMENT DATE. The term of this Lease shall commence on the date on which Landlord delivers to Tenant a Certificate of Occupancy or Compliance permitting occupancy of the Premises for Tenant's use issued by the appropriate authorities of the County of Davidson. When the Commencement Date is thus determined, the Landlord and Tenant agree to execute a stipulation setting forth the Commencement Date of the term as thus determined, which shall be attached to the Lease and made a part hereof.

      SECTION 1.02. LENGTH OF TERM. The term of this Lease shall be for a period of ten (10) years following the Commencement Date provided in Section 1.01 hereof (the "Term").

      SECTION 1.03. HOLDING OVER. If Tenant remains in possession of the Premises after expiration of the Term, with or without Landlord's consent and without any express written agreement, Tenant's occupancy shall be on a month-to-month basis on the terms and conditions contained herein. There shall be no renewal of the Lease by operation of law.

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      SECTION 1.04. RENTAL OBLIGATION. Tenant's rent and obligation to pay rent shall commence on the Commencement Date defined in Section 1.01 above.

      SECTION 1.05. EXCUSE OF LANDLORD'S PERFORMANCE. Anything in this Lease notwithstanding, Landlord shall not be deemed to be in default with respect to the performance of any of the terms, covenants, and conditions of this Lease if such nonperformance is due to any strike, lockout, civil commotion, warlike operation, rebellion, Act of God, or other cause beyond the control of the Landlord. Landlord agrees to use its best efforts to cure or remedy any such causes of delay.

                                   ARTICLE II

                            CONSTRUCTION OF BUILDING

      SECTION 2.01. PLANS AND SPECIFICATIONS. Landlord agrees to have constructed on the Premises a 33,750 square foot facility in accordance with the plans and specifications (the "Plans") prepared by Landmark Construction Co. pursuant to that Design Build Contract dated April 20, 1994 and approved by Landlord and Tenant. The Plans are incorporated herein by reference.

      SECTION 2.02. CONSTRUCTION.

      (a) Any changes, omissions or additions to the Plans shall be made only by a written change order duly signed by Landlord and Tenant. The change order shall specify the cost or cost savings of such changes, omissions or additions. Any increase in cost shall be paid by Tenant to Landlord on the Commencement Date and any cost savings due to such change order shall be paid by Landlord to Tenant on the Commencement Date.

      (b) Landlord shall furnish all of the materials and perform or have performed all of the work shown and provided for in the Plans and any written change orders thereto, in a good and workmanlike manner, using first quality materials all in accordance with standard trade practices and in compliance with all applicable laws, ordinances and regulations. Landlord will hold Tenant harmless from all claims or mechanics' liens asserted in connection with the cost of or payment for the improvements to be constructed by Landlord.

      SECTION 2.03. ACCEPTANCE OF PREMISES. The failure by Tenant to give notice within thirty (30) days of the delivery of possession of the Premises specifying in detail any items of Landlord's work which are not then substantially completed shall be deemed conclusive that Tenant has accepted the Premises with all items of work substantially completed.

      SECTION 2.04. INSTALLATION OF FIXTURES AND FINISHING OFFICES. Tenant may enter upon the Premises for the purpose of installing fixtures and furnishings during the construction period: provided, however, that such activity on the part of the


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Tenant shall be done only in such manner as not to interfere with construction, and shall take place only after the Premises are substantially complete. The Landlord shall not be liable to Tenant for damage to or loss of such fixtures or furnishings provided by Tenant.

                                   ARTICLE III

                                      RENT

      SECTION 3.01. MINIMUM RENT. As rental for this Lease and for the use of the Premises, Tenant shall pay to the Landlord at such address as Landlord may from time to time designate, without demand and without deduction, abatement, or setoff, the sum of ONE HUNDRED EIGHT THOUSAND AND NO/100 Dollars ($108,000.00) per annum, payable in equal monthly installments of NINE THOUSAND AND 00/100 Dollars ($9,000.00) in advance on the first day of each calendar month during the Term of this Lease (the "Minimum Rent"). Rental for the first and last months of the term shall be prorated if the Term commences on other than the first day of the month.

      SECTION 3.02. ADJUSTED RENTAL. The Minimum Rent shall be subject to adjustment every three years during the Term and any renewal Terms, to give effect to increases, if any, in the cost of living. The first such adjustment shall be made at the beginning of the fourth Lease Year, (a Lease Year being defined as each period of twelve (12) consecutive months during the term of this Lease beginning on the same day and month of each calendar year as the day and month of the Commencement Date). For this purpose, the rental for each of the following three Lease Years shall be computed by multiplying the Minimum Rent provided for in Section 3.01 by a fraction, the numerator of which shall be the Consumer Price Index for All Urban Consumers ("CPI-U") published by the United States Department of Labor, Bureau of Labor Statistics for the second month preceding the commencement of the then current Lease Year ("Comparison CPI-U") or the most recent month available and the denominator of which shall be the CPI-U for the month in which this Lease commences ("Base Index"). This same procedure shall be repeated every three Lease Years during the Term or any renewals.

      If the Comparison CPI-U exceeds the Base Index, then the new rental payable for each of the ensuing three Lease Years shall be the sum as computed above. If the Comparison CPI-U is less than or equal to the Base Index, then the rental payable for each of the ensuing three Lease Years will not be adjusted.

      In the event the CPI-U shall no longer be published or its contents changed so that it is no longer recognized as an accurate measure of the cost of living, then another Index, generally recognized as being authoritative, shall be substituted for purposes of the foregoing calculations.

      Landlord shall give notice in writing to Tenant at least thirty (30) days before the commencement date of each ensuing


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      Lease Year of any adjustment in the rental to be made on account of this section for said ensuing Lease Year.

      SECTION 3.03. ADDITIONAL RENT. In addition to the Minimum Rent, Tenant shall pay Landlord an amount equivalent to the sum charged by welcome Business Center Association, Inc. for annual and special assessments attributable to the Premises. The initial annual assessment will be $.03 per square foot of the APC building. Tenant will reimburse Landlord all sums paid pursuant to the Declaration of Covenants, Conditions and Restrictions for Welcome Business Center within twenty (20) days after receipt from Landlord of written notice of the sum due.

      SECTION 3.04. LATE CHARGE. Tenant recognizes that late payment of any rent or other sum due hereunder will result in administrative expense to Landlord, the extent of which additional expense is extremely difficult and economically impractical to ascertain. Tenant therefore agrees that if rent or any other sum is due and payable pursuant to this Lease, and such amount remains due and unpaid ten (10) days after said amount is due, such amount shall be increased by a late charge in the amount of One Hundred and No/100 Dollars ($100.00). The amount of the late charge shall be reassessed and added to Tenant's obligation for each successive monthly period until paid. The provisions of this Section shall not in any way affect Landlord's remedies for default pursuant to this Lease.

                                   ARTICLE IV

                                       USE

      SECTION 4.01. USE OF PREMISES. The Premises may be used for the extrusion of vinyl lineals and related products and for no other use or purpose without the prior written consent of the Landlord in each instance.

      SECTION 4.02. SIGNS. Tenant shall not erect, display or affix any signs to the exterior of the building on the Premises, or on the Premises, without the prior written consent of the Landlord which shall not be unreasonably withheld.

      SECTION 4.03. COMMON AREA USE AND MAINTENANCE. Landlord has leased the remainder of the Development Site to The Ellison Company, Inc. ("Ellison Co.") pursuant to a lease dated May 3, 1994. Landlord has reserved and hereby grants to Tenant and Tenant's employees, agents, customers and invitees the non-exclusive right, during the Term, to use, subject to the rights of governmental authorities, easements, and restrictions of record, the Common Areas located within the Development Site. The term "Common Areas' as used herein shall mean the parking areas, roadways, sidewalks, loading docks, delivery areas, green spaces and any other areas designated by Landlord for the general use of Tenants of the Development Site, their agents, employees and customers. The present Common Areas located on the Development Site are outlined in yellow on Exhibit "A". Tenant


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shall reimburse Ellison Co. for Tenant's share of the cost and expense of maintaining the Common Areas. For purposes of this paragraph, Tenant's share shall be fifteen percent (15%) of the costs as certified by Ellison Co. in a written statement to Tenant. Tenant shall reimburse Ellison Co. within thirty
(30) days after the receipt by Tenant of such written certification.

                                    ARTICLE V

                                      TAXES

      SECTION 5.01. PERSONAL PROPERTY TAX. Tenant shall pay before delinquency, all taxes, assessments, license fees and other charges that are levied against Tenant's personal property installed or located in or on the Premises, and that become payable during the term. On demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments.

      SECTION 5.02. REAL PROPERTY TAX. Landlord shall pay all real property taxes and assessments on the Premises.

                                   ARTICLE VI

                      MAINTENANCE, REPAIRS AND ALTERATIONS

      SECTION 6.01. LANDLORD'S RESPONSIBILITIES. Landlord shall maintain and keep in good order and repair the roof, guttering and downspouts and the structural walls and foundations (neither windows nor doors are regarded as walls for the purpose of this paragraph), of the Premises, except that Tenant shall reimburse Landlord for the cost of any repair occasioned by the act or negligence of Tenant, its agents, employees, invitees or licensees. Landlord shall not be required to make any other improvements or repairs of any kind upon the Premises and appurtenances thereto. Landlord's sole liability shall be limited to the cost of the repair. Landlord shall not be liable to Tenant for any interruption of Tenant's business or inconvenience caused Tenant or Tenant's assigns, sublessees, customers, invitees, employees, licensees or concessionaires in the Premises on account of Landlord's performance of any repair, maintenance or replacement in the Premises, or any other work therein pursuant to Landlord's rights or obligations under this lease so long as such work is being conducted by Landlord in accordance with the terms of the Lease and without negligence or disregard for Tenant's business operations. There shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Premises or in or to fixtures, appurtenances and equipment therein.

      Any and all repairs for which Landlord is responsible shall be made within a reasonable time after written notice of the necessity of such repairs has been given by Tenant.


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      SECTION 6.02. TENANT'S RESPONSIBILITIES. At the sole cost and expense of
Tenant and throughout the term, Tenant, shall keep and maintain the Premises in good order, condition and repair, subject to ordinary wear and tear, in a clean, sanitary, and safe condition in accordance with the laws of the state of North Carolina, and in accordance with all applicable directions, rules, and regulations of the health officer, fire marshal, building inspector, or any other proper officer of the governmental agencies having jurisdiction over the Premises. Without limiting the foregoing, Tenant shall be responsible for maintenance, repair, and replacement as needed of the railroad spur serving the Premises, all electrical, plumbing, heating and air-conditioning and utility systems located on the Premises, all windows, window fittings and sashes, and interior and exterior doors, all fixtures within the Premises, all interior walls, floors and ceilings, and all of Tenant's improvements and trade fixtures. Tenant shall keep and maintain the Premises in accordance with all requirements of law concerning the manner, usage, and condition of the Premises and appurtenances thereto, as the same shall be in effect from time to time. Tenant shall permit no waste, damage, or injury to the Premises. If at any time and from time to time during the term, and any renewal thereof, Tenant shall fail to make any maintenance, repair or replacements in and to the Premises as required in the Lease, after thirty (30) days' written notice to Tenant or to commence and diligently complete repairs that cannot be completed within thirty (30) days, Landlord shall have the right, but not the obligation, to enter the Premises and to make the same for and on behalf of Tenant, and all sums so expended by Landlord shall be deemed to be additional rent hereunder and payable to Landlord upon demand.

      Tenant agrees that it will not permit or suffer any lien to be placed against the Premises for any work, labor, or materials furnished; and should such lien be placed against the Premises, the Tenant shall promptly cause the same to be removed. In the event that the Tenant does not promptly cause such lien to be removed, the Landlord shall have the right, but shall not be bound, to take such steps as may be necessary to remove such lien. The cost and expense of removing such lien, including reasonable attorney's fees, shall be paid by the Tenant within twenty (20) days after written demand by the Landlord.

      At the expiration or other termination of the term, Tenant will surrender the Premises in good order and condition, except for those maintenance obligations which are the responsibility of Landlord pursuant to this Lease and excepting also ordinary wear and tear, and casualty loss or damage.

      SECTION 6.03. MAINTENANCE OF PARKING LOT LANDSCAPING, ETC. Tenant shall maintain the Premises, including the grounds and parking areas, and the walks adjacent thereto at all times in a neat, clean and sanitary condition, free from snow and ice, waste or debris and shall neither commit nor permit any waste or nuisance thereon. Tenant shall be responsible for repair of damage to curbs and gutters due to snow and ice removal and other such causes.


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      SECTION 6.04. ALTERATIONS. Upon the prior written consent of Landlord, which consent shall not be unreasonably withheld, Tenant shall have the right during the Term to make such interior alterations, changes and improvements to the Premises as may be proper and necessary for the conduct of Tenant's business and for the full beneficial use of the Premises, provided Tenant shall (a) pay all costs and expense thereof, and (b) make such alterations, changes and improvements in a good and workmanlike manner, with new materials of first-class quality, and in accordance with all applicable laws and building regulations.

      Any equipment, furnishings, nonpermanent improvements and trade fixtures installed in the Premises by Tenant shall remain the property of Tenant and shall be removed by Tenant upon the termination of this Lease (other than termination due to Tenant's default), provided that Tenant shall repair any damage occasioned by removal thereof.

      SECTION 6.05. LANDLORD'S RIGHT OF ACCESS. Landlord and its agent shall have free access to the Premises during all reasonable and regular business hours for the purpose of examining the same, to ascertain if they are in good repair, to make any repairs required to be made by Landlord pursuant to this Lease and to exhibit the same to prospective purchasers or tenants.

                                   ARTICLE VII

                                    UTILITIES

      SECTION 7.01. TENANT TO PROVIDE UTILITIES. Tenant shall pay all light, power, gas, telephone, water, fuel and other utility charges and shall be responsible for its own heat and air-conditioning. Landlord shall not be liable for any interruption of gas, water, heat, air-conditioning, electricity or other utility in the Premises.

                                  ARTICLE VIII

                          SUBORDINATION AND ATTORNMENT

      SECTION 8.01. SUBORDINATION OF LEASE. The Tenant agrees that this Lease, shall be subordinate to any mortgages or deeds of trust presently or hereafter placed upon the Premises, or any part thereof, and to any and all advances, past or future, made thereunder. The subordination shall be automatic and shall not require the execution of any additional subordination agreement. The Tenant agrees, however, immediately upon the request of the Landlord, to execute a subordination agreement in recordable form. The Tenant hereby irrevocably appoints the Landlord as attorney-in-fact for the Tenant with full power and authority to execute and deliver in the name of the Tenant a subordination agreement subordinating this Lease to any mortgage


                                       -7-

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or deed of trust if ten (10) days after the date of a written request by
Landlord to execute such agreement, the Tenant shall not have executed same.

      SECTION 8.02. ATTORNMENT. Tenant shall, in the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage or deed of trust made by Landlord covering the Premises, if requested by the purchaser, attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease even though this Lease is subordinate to such mortgage or deed of trust.

      SECTION 8.03. QUIET ENJOYMENT. Landlord covenants that so long as Tenant continues to pay rent and is otherwise in compliance with the terms of this Lease, Tenant shall at all times during the Term, peaceably and quietly enjoy the Premises without any disturbance from the Landlord or from any other person claiming through Landlord.

                                   ARTICLE IX

                            ASSIGNMENT AND SUBLETTING

      SECTION 9.01. RESTRICTION. Tenant shall not cause or permit, by operation of law or otherwise, any assignment, encumbrance or transfer of this Lease or any estate or interest therein without the prior written consent of Landlord. Tenant shall not sublet the Premises or any part thereof without the prior written consent of Landlord. Landlord's consent to any such assignment, transfer or subletting shall not constitute consent to any further assignment or subletting. Landlord's consent shall not be unreasonably withheld.

                                    ARTICLE X

                                    INSURANCE

      SECTION 10.01. LIABILITY INSURANCE. Tenant shall procure, keep in force, and pay for comprehensive public liability insurance indemnifying Landlord and Tenant against all claims and demands for injury to or death of persons or damage to property which may be claimed to have occurred upon the Premises in amounts which shall be not less than Five Hundred Thousand Dollars ($500,000.00) for property damage, including plate glass coverage, One Million Dollars ($1,000,000.00) for injury or death of one person, and Two Million Dollars ($2,000,000.00) for injury or death of more than one person in a single accident.

      Such insurance shall be effected with insurers authorized to do business in North Carolina, under valid and enforceable policies, and such policies shall name Landlord and Tenant as the insured, as their respective interests appear. Such insurance shall provide that it shall not be cancelled without at least twenty (20) days prior written notice to each insured named therein. Original copies of the policies issued by the


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respective insurers, or certificates of such policies setting forth in full the provisions thereof and issued by such insurers, together with the evidence satisfactory to Landlord of the payment of all premiums for such policies, shall be delivered by Tenant to Landlord, and certificates as aforesaid of such policies shall upon request of Landlord be delivered by Tenant to the holder of any mortgage affecting the Premises.

      SECTION 10.02. PROPERTY INSURANCE. Landlord shall obtain and keep in force during the term of this Lease a policy or policies of insurance on the building on the Premises in an amount reasonably determined by the Landlord, providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, and covering such other perils as Landlord shall from time to time elect.

      Tenant shall obtain and keep in force during the term of this Lease a policy or policies of insurance against all perils, in the names of Landlord and Tenant, covering damage to the Tenant's fixtures, equipment, all interior improvements and plate glass coverage.

      SECTION 10.03. WAIVER OF SUBROGATION. Tenant and Landlord each hereby agree (to the extent that such agreement does not invalidate coverage under any policy of insurance) to mutually release and relieve the other from all claims and liabilities arising from or caused by any hazard covered by insurance on the Premises and/or the property of which the Premises are a part, or covered by insurance in connection with property on or activities conducted in or about the Premises, regardless of the cause of the damage or loss, provided that this release shall apply only to the extent that such loss is covered by such insurance.

                                   ARTICLE XI

                                     NOTICES

      SECTION 11.01. PERSONAL DELIVERY OR REGISTERED MAIL. Any notice which, under this Lease or under any law now or hereafter in force, is required to be given may be given personally or by certified or registered mail, return receipt requested or by a nationally recognized overnight service, by enclosing such notice in a postpaid envelope directed as follows:

      (a)      To Landlord at:

               Mr. John G. B. Ellison, Jr.
               Post Office Box 29027
               706 Green Valley Rd, Bldg. 2, Suite 412
               Greensboro, NC 27429

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      (b)     To Tenant at:

              RAF Industries, Inc.
              8380 Old York Road, Suite 200
              Elkins Park, Pennsylvania  19117
              Attn: Mr. Richard M. Horowitz


or at such other address as Tenant or Landlord may designate in writing.

                                   ARTICLE XII

                              ESTOPPEL CERTIFICATE

      SECTION 12.01. TENANT TO PROVIDE ESTOPPEL CERTIFICATE. The Tenant agrees, at any time and from time to time, to execute and deliver to Landlord a statement in writing addressed to Landlord containing such certifications in respect to the Lease as are reasonably requested by Landlord or Landlord's lender.

                                  ARTICLE XIII

                               MEMORANDUM OF LEASE

      SECTION 13.01. RECORDING OF MEMORANDUM. Landlord and Tenant agree not to record this Lease. Either party shall, at the request of the other, execute, acknowledge and deliver at any time a Memorandum of Lease in due form proper for recordation prepared by the requesting party.

                                   ARTICLE XIV

                    DAMAGE OR DESTRUCTION OF PREMISES BY FIRE
                                OR OTHER CASUALTY

      SECTION 14.01. REPAIR AFTER CASUALTY.

      (a) If the Premises shall be destroyed or so injured, due to any cause, as to be unfit, in whole or in part, for occupancy, and such destruction or injury could reasonably be repaired or rebuilt within six (6) months from the date of such damage or destruction, then Tenant shall not be entitled to surrender possession of the Premises. In the case of any such destruction or injury, Landlord shall repair or rebuild the Premises with all reasonable speed and shall complete such repairs within six (6) months from the date of such destruction or damage. If during such period Tenant shall be deprived of the use of all or any portion of the Premises, a proportionate adjustment in the rent shall be made corresponding to the time during which, and the portion of the Premises of which, Tenant shall be so deprived.

      (b) If such destruction or injury to the Premises cannot reasonably be repaired within six (6) months from the date of such damage or destruction, Landlord shall notify Tenant within

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thirty (30) days after the occurrence of such destruction or damage whether or not Landlord will repair or rebuild. If Landlord elects not to repair or rebuild, this Lease shall be terminated. If Landlord shall elect to repair or rebuild, Landlord shall notify Tenant of the time within which such repairs or reconstruction will be completed, and Tenant shall have the option, within thirty (30) days after the receipt of such notice, to elect by written notice to Landlord to either terminate this Lease or to continue hereunder. In the event Tenant elects to continue under this Lease, Landlord shall restore the Premises to their condition at the time of their initial delivery to Tenant within the time specified in said notice, and Tenant shall not be liable to pay rent for the period from the occurrence of such destruction or damage until the Premises are restored by Landlord to the extent that Tenant regains use and enjoyment of the same.

      SECTION 14.02. RIGHT TO CANCEL DURING LAST TWO YEARS. In addition to all rights to cancel or terminate this Lease given to the parties in Section 14.01 hereof, if the Premises are destroyed or damaged during the last two (2) years of the Term to the extent of fifty percent (50%) or more of the total square feet of floor area of the Premises, then Landlord or Tenant shall have the right to cancel and terminate this Lease as of the date of such damage or destruction by giving notice thereof within thirty (30) days after the date of said damage or destruction. Landlord shall not exercise its option to terminate if Tenant exercises its option to renew.

                                   ARTICLE XV

                                     DEFAULT

      SECTION 15.01. EVENTS OF DEFAULT. The happening of any one or more of the following listed events shall constitute a breach of this Lease on the part of Tenant, namely:

      (a) The commencement in any court or tribunal of any proceeding, voluntary or involuntary, to declare Tenant or any guarantor of this Lease insolvent or unable to pay its debts.

      (b) The appointment by any court or under any law of a receiver, trustee or other custodian of the property, assets or business of the Tenant or any guarantor of this Lease.

      (c) The levy of execution, attachment or taking of property, assets or the leasehold interest of Tenant or any guarantor of this Lease by process of law or otherwise in satisfaction of any judgment, debt or claim.

      (d) The failure of Tenant to perform fully and promptly any act required of it in the performance of this Lease or to comply otherwise with any term or provision thereof other than those requiring the payment of rent or other charges.

      (e) The failure of Tenant to pay any rent or other payment or charge payable under this Lease for a period of ten (10) days after the same is due and payable.

      Upon the happening of any event of default described under the provisions of paragraphs (a) through (d), both inclusive, of this Section 15.01, and the failure of Tenant to cure or remove the same within thirty (30) days after written notice of such default given to Tenant by Landlord, or upon the happening of any one type of event of default described in paragraphs (a) through (d), both inclusive, on two or more occasions in any period of twelve
(12) consecutive months during the term (regardless of whether said events of default shall have been cured or removed) or upon the happening of an event of default described in paragraph (e) of this Section 15.01, Landlord, if it shall so elect, may (without prejudice to any other remedies which Landlord may have as provided by law) terminate the Term hereof; and if Landlord shall exercise such right of election, the same shall be effective as of the date of the event of default upon written notice of Landlord's election given by Landlord to Tenant at any time after the date of such event of default; or Landlord, if it shall so elect, may terminate Tenant's right to possession or occupancy only, without terminating the Term of the Lease.

      Upon any termination of the Term hereof, whether by lapse of time or otherwise, or upon any termination of Tenant's right to possession or occupancy of the Premises without terminating the term hereof, Tenant shall surrender possession and vacate the Premises and deliver possession thereof to Landlord; and Tenant hereby grants to Landlord full and free license to enter into and upon the Premises in such event and with process of law to repossess the Premises as of Landlord's former estate and to expel or remove Tenant and any others who may be occupying the Premises and to remove therefrom any and all property using for such purpose such force as may be necessary without being guilty of or liable for trespass, eviction or forcible entry or detainer and without relinquishing Landlord's right to rent or any other right given to Landlord hereunder or by operation of law. Except as otherwise expressly provided in this Lease, Tenant hereby expressly waives the service and demand for the payment of rent or for possession of the Premises or to reenter the Premises, including any and every form of demand and notice prescribed by any statute or other law.

      If Landlord shall elect to terminate Tenant's right to possession only as above provided, without terminating the Term hereof, Landlord at its option may enter into the Premises, remove Tenant's property and other evidences of tenancy and take and hold possession thereof without such entry and possession terminating the Term hereof or otherwise releasing Tenant in whole or in part from its obligation to pay the rent herein reserved for the full Term. Upon and after entry into possession without termination of the Term, Landlord may, but need not, relet the Premises or any part for the account of Tenant to any person, firm or corporation other than Tenant for such rent, for such time, and upon such terms as Landlord in its sole discretion shall determine. If any rent collected by Landlord upon such reletting for Tenant's account is not sufficient to pay monthly the full amount of the rent herein reserved, and all other charges of every type which are in this Lease and not theretofore paid by Tenant, together with the costs incurred by Landlord in connection with the reletting of the Premises including advertising and broker's commission as well as all costs of repairs, alterations, redecoration or remodelling, Tenant shall pay to Landlord the amount of each monthly deficiency upon demand; and if the rent so collected from such reletting is more than sufficient to pay the full amount of the rent reserved hereunder, together with the aforementioned costs, any balance then remaining shall belong to Landlord. Any suit or proceeding brought to collect any deficiency or rent shall not prejudice or preclude in any way the right of the Landlord to collect any deficiencies thereafter arising by similar suit or proceeding.

      In the event that the Tenant should default hereunder, the Landlord shall be entitled to recover reasonable attorneys' fees and all other costs incurred by the Landlord in enforcing its rights hereunder.

                                   ARTICLE XVI

                                    INDEMNITY

      SECTION 16.01. TENANT'S INDEMNITY. Tenant shall indemnify and hold harmless Landlord from and against any and all claims arising from (a) Tenant's use of the Premises or the conduct of its business; (b) any act or omission done, permitted or suffered by Tenant in or about the Premises; or (c) any breach or default in the performance of any obligation of Tenant under the terms of this Lease, which indemnity shall include reasonable court costs and attorneys' fees; provided, however, that the foregoing shall not extend to any claim arising, in whole or in part, out of the willful, reckless or negligent acts or omission of, or breach of any provision of this Lease by Landlord, its agents, officers, servants, employees or contractors. In any action or proceeding brought against Landlord by reason of any claim indemnified hereunder, Tenant shall have the right to participate in the defense thereof and in the determination of the settlement or compromise of any such action or proceeding.

                                  ARTICLE XVII

                                  CONDEMNATION

      SECTION 17.01. EFFECT OF CONDEMNATION. If the whole of the Premises shall be acquired or condemned by eminent domain for any public use or purpose, or if part of the Premises is so taken and the part not so taken is insufficient for the reasonable use of the Tenant, either Landlord or Tenant may elect to terminate this Lease. If this Lease shall thus be terminated, rent shall be payable up to the date that physical possession is taken by the condemning authority. All sums awarded or agreed upon between the Landlord and the condemning authority for such taking shall be the property of the Landlord, and the Tenant shall not be entitled to any part of the condemnation award or purchase price, except for that portion separately awarded to Tenant for Tenant's personal property.

                                  ARTICLE XV1II

                                 OPTION TO RENEW

      SECTION 16.01. OPTION TO RENEW. Tenant is given three (3) options to extend the term of this Lease for periods of five (5) years each. In the event Tenant wishes to exercise its option to renew, it shall give Landlord written notice at least six (6) months prior to the end of the then current Term. In the event Tenant fails to give such notice, the Lease will terminate at the end of the then current term. Tenant's right to exercise an option is conditional on Tenant's performance of all the duties and obligations on its part to be performed under this Lease so that, at the time of the exercise of said option, Tenant shall not be in default hereunder. All the terms and conditions of the Lease shall apply for the renewal term, including the CPI increase in the rental rate.

                                   ARTICLE XIX

                                  ENVIRONMENTAL

      SECTION 19.01. HAZARDOUS SUBSTANCES. Tenant shall not, without Landlord's prior written consent, after full disclosure, use, store, manufacture, transport or dispose of any Hazardous Material (as hereinafter defined) on or about the Premises or the Development Site. Tenant shall not violate any applicable Environmental Laws (as hereinafter defined) relating to or affecting the Premises. Tenant shall comply with and ensure compliance by Tenant's agents, contractors, employees, servants, lessees or concessionaires, with all applicable Environmental Laws relating to or affecting the Premises and shall keep the Premises free and clear of any liens imposed pursuant to any applicable Environmental Laws. Tenant has obtained and will at all times continue to obtain and/or maintain all licenses, permits and/or other governmental or regulatory actions necessary to comply with Environmental Laws (the "Permits") and Tenant is in full compliance with the terms and provisions of the Permits and will continue to comply with the terms and provisions of the Permits. Tenant shall immediately give Landlord oral and written notice in the event that Tenant receives any notice from any governmental agency, entity, or any other party with regard to Hazardous Materials on, from or affecting the Premises and shall conduct and complete all investigations, sampling, and testing, and all remedial, removal, and other actions necessary to clean up and remove all Hazardous Materials on, from or affecting the Premises in accordance with all applicable Environmental Laws.

      SECTION 19.02. TENANT'S ENVIRONMENTAL INDEMNITY. Tenant hereby agrees to indemnify Landlord and hold Landlord harmless from and against any and all losses, liabilities, damages, injuries (including, without limitation, attorneys' fees and expenses) and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against Landlord for, with respect to, or as a direct or indirect result of (a) the presence on, or under, or the escape, spillage, emission or release from the Premises of any Hazardous Material caused by or within the control of Tenant, (b) the violation of any Environmental Laws relating to or affecting the Premises or Development Site, caused by or within the control of Tenant, (c) or the failure by Tenant to comply fully with the terms and provisions of this paragraph. For purposes of this Lease, "Hazardous Material" means and includes petroleum products, any flammable explosives, radioactive materials, asbestos or any material containing asbestos, and/or any hazardous, toxic or dangerous waste, substance or material defined as such in (or for the purposes of) the Environmental Laws. For the purposes of this Lease, "Environmental Laws" means the Comprehensive Environmental Response, Compensation and Liability Act, the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, any "Super Fund" or "Super Lien" law, or any other federal, state or local law, regulation, decree, regulating, relating to or imposing liability or standards of conduct concerning any petroleum products, any flammable explosives, radioactive materials, asbestos or any material containing asbestos, and/or hazardous, toxic or dangerous waste, substance or material, as may now or at any time hereafter be in effect. The obligations and liabilities of Tenant under this Section shall survive this Lease.

                                   ARTICLE XX

                               CONDITION PRECEDENT

      SECTION 20.01. ACQUISITION OF TITLE. The obligations of Landlord and Tenant hereunder are contingent upon the acquisition by Landlord, prior to the commencement date, of fee simple marketable title to the Premises, free and clear of all encumbrances except ad valorem taxes for the current year, utility easements and rights-of-way, and unviolated restrictive covenants, that do not materially affect the value or intended use of the Premises and such other encumbrances as may be approved by Landlord and Tenant and shown on Exhibit "B" to be attached hereto. Tenant agrees to abide by the terms and conditions of all restrictive covenants imposed on the Premises.

                                   ARTICLE XXI

                         CONSTRUCTION OPERATION EFFECT

      SECTION 21.01. GOVERNING LAW. This Lease shall be governed by and construed in accordance with the laws of the State of North Carolina.

      SECTION 21.02. PARTIAL INVALIDITY. In the event that any term, covenant, condition or provision of this Lease shall at any time or to any extent be invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and each term, covenant, condition and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

      SECTION 21.03. ENTIRE AGREEMENT. The parties hereby have made no prior oral agreement affecting this Lease. This Lease supersedes and cancels any prior negotiation, arrangement, agreement and understanding between the parties affecting this Lease.

      SECTION 21.04. BINDING EFFECT. This Lease shall inure to the benefit of, and be binding upon, the parties hereto, and their heirs, executors, administrators, successors and assigns. No rights, however, shall inure to the benefit of any assignee of Tenant unless the assignment to such assignee has been approved in writing by the Landlord and is provided elsewhere in this Lease.

      SECTION 21.05. HEADINGS. The headings or captions of Articles and Sections are for identification purposes only and do not limit or construe the contents of the Articles and Sections.

      IN WITNESS WHEREOF, the parties hereto have executed this Lease and affixed their seals, the day and year first above written.


TENANT: VES, INC. a Delaware corporation d/b/a VES EXTRUSIONS, INC. in North Carolina


(CORPORATE SEAL)

                                             BY: /s/ [ILLEGIBLE]
                                                --------------------------------
                                                  Co-Chairman


ATTEST:

/s/ [ILLEGIBLE]
----------------------------
          Secretary


LANDLORD:


                                              (SEAL)
                                              ----------------------------
                                                John G. B. Ellison, Jr.

                                  EXHIBIT "A"

                               [GRAPHIC OMITTED]

                           Ellison Co. (APC) Property

                                  Common Area

                                   EXHIBIT "B"


      a.) Declaration with Respect to Covenants and Restrictions affecting Welcome Business Center recorded in Book 901, Page 1290, Davidson County Registry.

      b.) Twenty foot (20') private drainage easement across the northern portion of the property as shown on Plat Book 24, Page 30, Davidson County Registry.

      c.) Easement granted to American Telephone and Telegraph Company recorded in Book 108, Page 479 and subsequently assigned to Southern Bell Telephone and Telegraph Company recorded in Book 534, Page 382, Davidson County Registry.

      d.) Easement granted to Southern Public Utilities Company recorded in Book 113, Page 335, Davidson County Registry.

      e.) General Permit granted to Lexington Telephone Company recorded in Book 306, Page 507 and in Book 426, Page 205, Davidson County Registry.

      f.) Access only over Welcome Center Boulevard subject to the terms and conditions of that certain Private Road Crossing Agreement recorded in Book 665, Page 95 and re-recorded in Book 672, Page 155 and as amended by that Amendment recorded in Book 683, Page 412; Assignment of Interest recorded in Book 683, Page 413 and Assignment of Interest recorded in Book 901, Page 1326, all in the Davidson County Registry.

      g.) Statement of Dedication of Streets and Roads for Public Use recorded in Book 901, Page 1273, Davidson County Registry.

      h.) Deed of Trust dated April 28, 1994 executed by John G. B. Ellison, Jr. and wife, Jane R. Ellison to E. Bennett Parks, Trustee for NationsBank of North Carolina, N.A. securing a note in the face amount of $4,005,000.00 recorded May 3, 1994 in Book 902, Page 231, Davidson County Registry.

      i.) Assignment of Lessor's Interest in Leases, Rents and Profits dated April 28, 1994 executed by John G. B. Ellison, Jr. and wife, Jane R. Ellison, "Assignor" to NationsBank of North Carolina, N.A., "Assignee" recorded May 3, 1994 in Book 902, Page 236, Davidson County Registry.